SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                      ------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                February 14, 2000
                        (Date of earliest event reported)

                              Corning Incorporated
             (Exact name of Registrant as specified in its charter)

             New York                  1-3247                16-0393470
            (State of               (Commission            (IRS Employer
          Incorporation)              File No.)          Identification No.)

                 One Riverfront Plaza, Corning, New York  14831
                    (Address of principal executive offices)

                                 (607) 974-9000
                         (Registrant's telephone number)


                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.        OTHER EVENTS

On February 14, 2000, Corning Incorporated, a New York corporation ("Corning"), announced that it had agreed to acquire NetOptix Corporation ("NetOptix"), a Delaware corporation and a manufacturer of thin film filters for use in dense wavelength division multiplexing ("DWDM") components. Under the terms of the acquisition, Corning will exchange .90 shares of Corning Common Stock, par value $.50 per share, for each share of NetOptix Common Stock, par value $.01 per share. The transaction is intended to be accounted for as a purchase. The closing of the acquisition is subject to customary conditions, including the receipt of regulatory and shareholder approvals.

Corning also announced on February 14, 2000 that it has formed an equity venture with Samsung Electronics to package thin film filters for DWDM components used in telecommunications systems.

On February 14, 2000 Corning issued press releases which are filed herewith as
Exhibit 99 and are incorporated herein by reference.


Item 7.        FINANCIAL STATEMENTS AND EXHIBITS

          (c)  Exhibits.

               Exhibit 99 - Press Releases of Corning Incorporated.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   CORNING INCORPORATED



                                   By:   /s/ M. ANN GOSNELL
                                        M. Ann Gosnell
                                        Assistant Secretary

Dated:  February 14, 2000



                                  EXHIBIT INDEX


Exhibit No.         Description

99             Press Releases of Corning Incorporated dated February 14, 2000.

          FOR RELEASE  FEBRUARY 14, 2000


            Corning Contact:
            Paul A. Rogoski
            (607) 974-8832
            rogoskipa@corning.com


  Corning to Acquire NetOptix, a Manufacturer of Optical Filters for $2 Billion

Acquisition will supply thin film optical filters to new equity venture, Samsung Corning Micro-Optics

Moves are major steps toward strengthening company's position as a leading supplier of optical-networking products and increasing manufacturing capability


CORNING, N.Y. Corning Incorporated (NYSE:GLW) announced today that it has agreed to acquire NetOptix Corporation (Nasdaq:OPTX) of Sturbridge, MA, a manufacturer of thin film filters for use in dense wavelength division multiplexing (DWDM) components, for approximately $2 billion in stock. In a related announcement, the company made public that it has formed an equity venture, Samsung Corning Micro-Optics to package thin film filters for DWDM components used in telecommunications systems. These initiatives are major steps toward strengthening Corning's position as an industry-leading supplier of optical networking devices, and an integral contributor to the advancement of the optical layer.

Under the terms of the acquisition, which has been approved by the Boards of Directors of both companies, Corning will exchange .90 shares of Corning common stock for each share of NetOptix common stock. Based on the closing price for Corning on the New York Stock Exchange on Friday, February 11, 2000, the transaction would be valued at approximately $2 billion. The acquisition, which is expected to close in the second quarter of 2000, is subject to
customary regulatory approvals and the approval of NetOptix shareholders.   The
transaction will be accounted for as a purchase and excluding the amortization of goodwill and other acquired intangible assets, is expected to be mildly dilutive to Corning's earnings per share in 2000 and accretive in 2001 and thereafter.

According to Corning's Chairman and Chief Executive Officer, Roger G. Ackerman, today's announcements are clear indications that the company intends to continue to strengthen its position as a global leader in optical communications. "Market demand for optical networking products is expanding at an incredible rate," Ackerman said. "The market for DWDM components, in particular, will double this year. The acquisition of NetOptix will help Corning capitalize on this growing market opportunity."

Ackerman continued by saying, "NetOptix's filter coating technology and the unique enhancements they've made to their manufacturing processes have enabled them to achieve significant productivity and yield levels. When we combine NetOptix's output with that from our Marlborough operation we will have greatly increased our thin film filter capacity. These filters will feed Samsung Corning Micro-Optics, a company tooled with revolutionary robotics and automation to mass produce packaged DWDM components. The combination of greater capacity and automated production will greatly enhance Corning's ability to serve the needs of our customers."

According to Gerald J. Fine, vice president and general manager of Corning's Photonic Technologies Division, the company intends to leverage the synergy that exists between its current operations and NetOptix. "Success in this market is predicated on speed and a demonstrated capability to supply. Our customers are demanding these products today. The NetOptix solution allows us to meet this significant demand in the timing that the market requires," Fine said. "Additionally, NetOptix has a growing portfolio of customers for their thin film filter products and we expect the company to continue to supply those customers."

NetOptix Corporation is headquartered in Sturbridge Massachusetts. Its subsidiaries Optical Filter Corporation and OFC GmbH design, manufacture and market optical filters for DWDM applications in fiber optic networks. OFC has an optical filter manufacturing facility in Natick, MA and a diamond turning facility in Keene, NH. OFC GmbH is completing a facility in

Hanau, Germany for optical filter technology, research and development as well as the commercial production of DWDM filters. More information on the company is available at www.netoptix.com.

Established in 1851, Corning Incorporated (www.corning.com) creates leading-edge technologies for the fastest-growing markets of the world's economy. Corning manufactures optical fiber, cable and photonic products for the telecommunications industry; and high-performance displays and components for television and other communications-related industries. The company also uses advanced materials to manufacture products for scientific, semiconductor and environmental markets. Corning's revenues for 1999 were $4.3 billion.

Corning and NetOptix will file a proxy statement/prospectus describing the merger with the United States Securities and Exchange Commission (SEC). In addition, Corning and NetOptix will file other information and documents concerning the merger and their business with the SEC. WE URGE INVESTORS IN THE COMMON STOCK OF NETOPTIX AND CORNING TO REVIEW THE PROXY STATEMENT/ PROSPECTUS AND OTHER INFORMATION TO BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents will be available without charge on the SEC's web site at www.sec.gov and may be obtained without charge from the Corporate Secretary, Corning Incorporated, One River Front Plaza, Corning, NY 14831 (telephone number 607-974-9000) or the Chief Financial Officer, NetOptix Corporation, c/o Leisegang Medical, Inc., 6401 Congress
Ave., Suite 160, Boca Raton, FL 33487 (telephone number 561-994-0202, etx. 227). INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS.

                                       ###

                    Forward-Looking and Cautionary Statements
Except for historical information and discussions contained herein, statements included in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause results to differ materially, as discussed in the company's filings with the Securities and Exchange Commission.


Investor Relations Contact:
Katherine M. Dietz
(607) 974-8217
dietzkm@corning.com

                         FOR RELEASE - FEBRUARY 14, 2000


          Corning Contacts:
            Paul A. Rogoski                    John E. Knight
            (607) 974- 8832                    (607) 974-5426
            rogoskipa@corning.com              knightje@corning.com



                 Corning and Samsung Form Equity Venture Company
                   To Mass Produce Optical-Networking Products

             New company will automate production of DWDM components


CORNING, N.Y. Corning Incorporated (NYSE: GLW) and Samsung Electronics announced today that they have formed a new equity-venture company to mass-produce micro-optic products used to expand the capacity of the Internet. The new company, Samsung Corning Micro-Optics, will manufacture dense wavelength division multiplexing (DWDM) packaged components using revolutionary robotics and other automation developed by Samsung in key manufacturing steps currently done manually. As a result, the company expects enormous benefits in capacity, reproducibility, unit cost and reduced cycle time. Terms of the agreement were not disclosed.

Samsung Corning Micro-Optics will be located in an existing Samsung facility near Seoul in Suwon, South Korea. With its component packaging capability the company will substantially expand Corning's DWDM business and will serve as a new source of high-quality, low-cost components to its erbium-doped fiber amplifier (EDFA) module business. Volume manufacturing is expected by mid-2000.

"Through this equity venture, Corning and Samsung are employing their collective strengths to capitalize on the rapidly growing global telecommunications market," said Ki Ryong Song, chief executive officer of Samsung Corning Micro-Optics. "Together, Samsung's expertise in dynamic automated manufacturing systems and Corning's leadership in state-of-the-art photonic products will allow the market to benefit from a high-quality, low-cost supply of optical components and modules."

Samsung Corning Micro-Optics is expected to be a powerful entrant into the high growth DWDM market. The packaging capacity added by this new venture will be facilitated by thin film filters supplied from Corning's operation in Marlborough, MA. Corning recently said it will increase thin film manufacturing ten fold in Marlborough by year-end 2000.

[Corning also expects to supply its new venture with thin film filters produced by OFC, a subsidiary of NetOptix Corporation of Sturbridge, MA. Corning today announced that it had reached an agreement to acquire NetOptix for approximately $2 billion. The transaction is expected to close in the second quarter 2000.]

Samsung Corning Micro-Optics will also become a supplier of passive optical components for Corning's EDFA module business. The automated manufacturing equipment designed for, and installed in, the Suwon facility represents a new standard in high-volume, automated technology for these products in the industry.

"Samsung Corning Micro-Optics is an important piece of Corning's telecommunications strategy," said Gerald J. Fine, vice president and general manager of Corning's Photonic Technologies Division. "The ability to marry our micro-optic filter technology with Samsung's world-class, high-volume packaging technology will allow Corning to build our global leadership position in photonic products."

Market analysts have estimated that the worldwide market for DWDM components is expected to grow from $300 million in 1999 to $600 million this year, and to $1 billion in 2001.

The establishment of Samsung Corning Micro-Optics is the third major joint venture between the Samsung Group and Corning Incorporated, which originated with the Samsung-Corning Company Ltd., established in South Korea in 1973.

Established in 1851, Corning Incorporated (www.corning.com) creates leading-edge technologies for the fastest-growing markets of the world's economy. Corning manufactures optical fiber, cable and photonic products for the telecommunications industry; and high-performance displays and components for television and other communications-related industries. The company also uses advanced materials to manufacture products for scientific, semiconductor and environmental markets. Corning's revenues in 1999 were $4.3 billion.

                                       ###
Investor Relations Contact:
Katherine Dietz,
(607) 974-8217
dietzkm@corning.com